IZEA Announces Q1 2023 Managed Services Bookings
Orlando, Florida (April 10, 2023) – IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands, announced today that its Managed Services team secured contract bookings totaling $6.1 million in the first quarter of 2023, down from $12.1 million in the first quarter of 2022.

“We saw a year-over-year decrease in overall bookings in Q1, stemming in part from the unwinding of business with one large customer who had an outsized impact on Q1 of last year,” said Ted Murphy, IZEA’s Chairman and CEO. “While total bookings are down, it is important to note that the number of individual opportunities we won in Q1 2023 is the highest it has been since Q1 of last year. The volume is on par with this time last year — prior to some of the economic shockwaves that have altered the macro environment.”

“The overall volume of sales was strong in this quarter, but total bookings suffered from a decrease in average deal size. We are seeing a softness in customer budgets this year compared to last year,” continued Murphy. “Establishing new customer accounts will be key to achieving future growth as many of our historical customers have been impacted by layoffs and budget reductions over the past several quarters. We are focused on building a wider base of Managed Services customers that will diversify our account concentration risk while increasing our gross margins as the year progresses. We are making headway toward that goal, with a mix of business spanning industries and geographies.”
Bookings are a measure of all sales orders minus any known or expected cancellations or refunds with respect to such sales orders or refunds. Management uses bookings to inform expectations of total sales activity. Bookings are not always an indicator of revenue for the quarter and could be subject to future adjustments. Revenues from Managed Services bookings are typically recognized over a nine-month period on average.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”), is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive a measurable return on investment.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “anticipate,” “hope,” “estimate,” “believe,” “intend,” "likely," "projects," “plans,” "pursue," "strategy" or "future," or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase revenue and bookings, growth or maintenance of customer relationships, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; our ability to establish effective disclosure controls and procedures and internal control over financial reporting; our ability to satisfy the requirements for continued listing of our common stock on the Nasdaq Capital Market; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Toni-Ann Burke
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com